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                                                                   EXHIBIT 10.14

                                 PROMISSORY NOTE

$6,706,000.00                                                  Chicago, Illinois
                                                                 August 18, 2006

     FOR VALUE RECEIVED, NNN SOUTHPOINTE, LLC, a Delaware limited liability company, as co-maker, having its principal place of business at 1551 N. Tustin Avenue, Suite 200, Santa Ana, California 92705 ("Southpointe Borrower") and NNN CRAWFORDSVILLE, LLC, a Delaware limited liability company, as co-maker, having its principal place of business at 1551 N. Tustin Avenue, Suite 200, Santa Ana, California 92705 ("Crawfordsville Borrower" and together with Southpointe Borrower, "Borrower"), hereby unconditionally promise to pay to the order of LASALLE BANK NATIONAL ASSOCIATION, a national banking association, as payee, having an address at 135 South LaSalle Street, Suite 3410, Chicago, Illinois 60603 ("Lender"), or at such other place as the holder hereof may from time to time designate in writing, the principal sum of Six Million Seven Hundred Six Thousand and NO/100 Dollars ($6,706,000.00) or so much of such amount as is advanced on the date hereof, in lawful money of the United States of America with interest thereon to be computed from the date of this Note at the Applicable Interest Rate (defined below), and to be paid in accordance with the terms of this Note. On the date hereof Lender shall advance an amount equal to $4,574,000 contemporaneously with the closing of that certain $9,146,000 loan (the "Southpointe Senior Loan") made by Lender to Southpointe Borrower and secured by that certain Mortgage, Security Agreement and Fixture Filing given by Southpointe Borrower to Lender and encumbering the property described on Exhibit A thereto (the "Southpointe Property") (the "Southpointe Senior Mortgage"). Contemporaneously with the closing of that certain $4,264,000 loan (the "Crawfordsville Senior Loan" and together with the Southpointe Senior Loan, the "Senior Loan") to be made by Lender to Crawfordsville Borrower and secured by that certain Mortgage, Security Agreement and Fixture Filing given by Crawfordsville Borrower to Lender and encumbering the property described on Exhibit A thereto (the "Crawfordsville Property") (the "Crawfordsville Senior Mortgage") Lender shall advance an additional $2,132,000 hereunder to Borrower.

                             ARTICLE 1 DEFINED TERMS

     For all purposes of this Note, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

     "Adjusted LIBOR Rate" shall mean, with respect to any applicable Interest Period through and including the Interest Period, an interest rate per annum equal to LIBOR plus 3.0% per annum, provided that if the Maturity Date is extended pursuant to the terms of Section 2(c), the Adjusted LIBOR Rate shall increase to an interest rate per annum equal to LIBOR plus 4.0% per annum from the period beginning February 14, 2007 to the Maturity Date, as so extended.

     "Adjusted Prime Rate" shall mean the Prime Rate as such Prime Rate may change from time to time plus the Prime Rate Spread.

     "Applicable Interest Rate" shall mean (a) from and including the Closing Date through the last day of the calendar month in which the Closing Date occurs, an interest rate per annum

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equal to 8.330%; and (b) from and including the first calendar day of each successive Interest Period through and including the Maturity Date, an interest rate per annum equal to (i) the Adjusted LIBOR Rate (in all cases where clauses
(ii) and (iii) below do not apply); (ii) the Adjusted Prime Rate, to the extent provided in accordance with the provisions of Article 3; and (iii) the Default Rate, to the extent provided in accordance with Article 5.

     "Breakage Costs" shall mean any loss or expense which Lender sustains or incurs as a consequence of (a) any default by Borrower in payment of the principal of or interest on the Loan while bearing interest at the Adjusted LIBOR Rate, including, without limitation, any such loss or expense arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain the Adjusted LIBOR Rate, (b) any prepayment (whether voluntary or mandatory) of the Loan on a day that (i) is not the Payment Date immediately following the last day of an Interest Period with respect thereto or (ii) is the Payment Date immediately following the last day of an Interest Period with respect thereto if Borrower did not give the prior written notice of such prepayment required pursuant to the terms of this Note, including, without limitation, such loss or expense arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain the Adjusted LIBOR Rate hereunder and (c) the conversion (for any reason whatsoever, whether voluntary or involuntary) of the Applicable Interest Rate from the Adjusted LIBOR Rate to the Adjusted Prime Rate with respect to any portion of the outstanding principal amount of the Loan then bearing interest at the Eurodollar on a date other than the date immediately following the last day of an Interest Period, including, without limitation, such loss or expenses arising from interest or fees payable or which would be payable by Lender to lenders of funds obtained by it in order to maintain the Adjusted LIBOR Rate hereunder.

     "Business Day" shall mean a day on which commercial banks are not authorized or required by law to close in the State of New York.

     "Closing Date" shall mean the date of this Note.

     "Debt Service Coverage Ratio" shall mean the ratio of Net Cash Flow derived from the Property for the preceding twelve (12) calendar months (unless Borrower does not have a twelve (12)-month history, in which event it shall be calculated on an annualized basis after Borrower has at least a three (3)-month operating history to be annualized) to required annual debt service under the (i) Senior Loan and (ii) Loan, as determined by Lender each quarter.

     "Determination Date" shall mean the date that is two (2) London Business Days if the Adjusted LIBOR Rate is in effect, or two (2) Business Days if the Adjusted Prime Rate is in effect, before the Interest Period for which the Applicable Interest Rate is being determined.

     "Event of Default" shall have the meaning set forth in Article 4.

     "Foreign Taxes" shall mean, collectively, income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions, reserves or withholdings imposed, levied, collected, withheld or assessed by any Governmental Authority, which are imposed, enacted or become effective after the date hereof.


                                        2

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     "Governmental Authority" shall mean any court, board, agency, commission, office or authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

     "Interest Period" shall mean, in connection with the calculation of interest accrued with respect to any specified Payment Date, the period commencing on the first day of the prior calendar month and ending on the last day of such prior calendar month.

     "LIBOR" shall mean, with respect to each Interest Period, the rate per annum equal to the quotient of: (a) with respect to each Interest Period, the rate determined by Lender to be (i) the per annum rate for deposits in U.S. dollars for a period equal to the applicable Interest Period, published by Bloomberg's Financial Markets Commodities News at approximately 8:00 a.m. Chicago time, on that respective Interest Period's Determination Date (rounded upwards, if necessary, to the nearest 1/1000 of 1%); (ii) if such rate does not appear in said Bloomberg's Financial Markets Commodities News, the arithmetic mean (rounded as aforesaid) of the offered quotations of rates obtained by Lender from the Reference Banks for deposits in U.S. dollars for a period equal to the applicable Interest Period to prime banks in the London interbank market as of approximately 8:00 a.m. Chicago time, on the Determination Date and in an amount that is representative for a single transaction in the relevant market at the relevant time; or (iii) if fewer than two (2) Reference Banks provide Lender with such quotations, the rate per annum which Lender determines to be the arithmetic mean (rounded as aforesaid) of the offered quotations of rates which major banks in New York, New York or Chicago, Illinois selected by Lender are quoting at approximately 8:00 a.m., Chicago time, on the Determination Date for loans in U.S. dollars to leading European banks for a period equal to the applicable Interest Period in amounts of not less than U.S. $1,000,000.00; and
(b) a number equal to 1.00 minus the aggregate (without duplication) of the rates (expressed as a decimal, rounded up to the nearest 1/100 percent) of reserve requirements applicable to Lender on the Determination Date (including, without limitation, basic, supplemental, marginal and emergency reserves) under any regulations of any Governmental Authority as now and from time to time hereafter in effect, dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board of Governors of the Federal Reserve System) maintained by a member bank of such system. Lender's determination of LIBOR shall be binding and conclusive on Borrower absent manifest error. LIBOR may or may not be the lowest rate based upon the market for U.S. Dollar deposits in the London Interbank Eurodollar Market at which Lender prices loans on the date which LIBOR is determined by Lender as set forth above.

     "Loan" shall mean the loan made by Lender to Borrower as evidenced by this Note.

     "Loan Documents" shall mean this Note, the Security Instrument, the Pledge, and all other agreements, instruments, or documents executed by Borrower or others and evidencing, securing, guaranteeing, or supporting the Loan.

     "London Business Day" shall mean any day on which commercial banks are open for business in London and on which dealings in deposits in U.S. dollars are transacted in the London interbank market.


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     "Maturity Date" shall have the meaning set forth in Article 2.

     "Net Cash Flow": shall mean sustainable underwritable rent and other collections based upon the preceding twelve (12) calendar month period (unless Borrower does not have a twelve (12)-month history, in which event it shall be calculated on an annualized basis after Borrower has at least a three (3)-month operating history to be annualized) ("Gross Income") adjusted for a minimum vacancy factor equal to the greater of (a) market vacancy as determined by Lender, (b) current vacancy at the Property, or (c) 3%, less (i) Operating Expenses and (ii) an annual adjustment for a structural reserve of not less than $0.20 per square foot and normalized leasing commissions and tenant improvements of not less than $0.90 per square foot.

     "Net Sales Proceeds" shall mean the value, as determined by Lender in its good faith discretion, of any and all consideration received by Borrower in connection with a sale of an undivided interest in the Property, less the following costs and expenses to the extent actually incurred by Borrower in connection with such sale: (a) reasonable and customary brokerage commissions;
(b) the reasonable cost of title insurance purchased for the buyer; (c) documentary transfer taxes, sales taxes and recording fees; (d) reasonable escrow fees; and (e) other reasonable closing costs and expenses of the type customarily incurred by sellers of real property in the market which the Property is located.

     "Operating Expenses": shall mean the aggregate of the following items: (a) real estate taxes, general and special assessments or similar charges, other than Taxes; (b) sales, use and personal property taxes; (c) management fees of not more than five percent (5%) of the gross income derived from the operation of the Property and disbursements for management services whether such services are performed at the Property or off-site; (d) wages, salaries, pension costs and all fringe and other employee-related benefits and expenses, of all employees up to and including (but not above) the level of the on-site manager, engaged in the repair, operation and maintenance of the Property and service to tenants and on-site personnel engaged in audit and accounting functions performed by Borrower; (e) insurance premiums including, but not limited to, casualty, liability, rent and fidelity insurance premiums, other than Insurance Premiums, if such insurance is purchased on a "blanket" policy basis, it may be based on a pro rata allocation for the Property; (f) cost of all electricity, oil, gas, water, steam, HVAC and any other energy, utility or similar item and overtime services, the cost of building and cleaning supplies, and all other administrative, management, ownership, operating, advertising, marketing and maintenance expenses incurred by Borrower (and not paid directly by any tenant) in connection with the operation of the Property; (g) costs of necessary cleaning, repair, replacement, maintenance, decoration or painting of existing improvements on the Property (including, without limitation, parking lots and roadways), of like kind or quality or such kind or quality which is necessary to maintain the Property to the same standards as competitive properties of similar size and location of the Property; (h) the cost of such other maintenance materials, HVAC repairs, parts and supplies, and all equipment to be used in the ordinary course of business, which is not capitalized in accordance with Borrower's approved accounting method for the Property; (i) legal, accounting and other professional expenses incurred in connection with the Property; and
(j) casualty losses to the extent not reimbursed by a third party. The Operating Expenses shall be based on the above-described items actually incurred or payable on an accrual basis in accordance with Borrower's approved accounting method during the twelve (12) calendar month period ending at the end of the immediately preceding calendar month prior to the date on which the Operating Expenses are to be calculated (unless Borrower does not have a twelve (12)-month history, in which event it shall be calculated on an annualized basis after Borrower has at least a three (3)-month operating history to be annualized), with customary adjustments for items such as taxes and insurance which accrue but are paid periodically, as adjusted by Lender to reflect projected adjustments for only those items which are definitively ascertainable and of a fixed amount (for example, real estate taxes) for the subsequent twelve (12) month period beginning with the calendar month that the Operating Expenses are to be calculated. Notwithstanding the foregoing, the term "Operating Expenses" shall not include (i) depreciation or amortization or any other non-cash item of expense unless approved by Lender,
(ii) interest, principal, fees, costs and expense reimbursements of Lender in administering the Loan or exercising remedies under this Agreement, the Mortgage or the other Loan Documents; or (iii) any expenditure properly treated as a capital item under Borrower's approved accounting method for the Property.

     "Payment Date" shall mean the first day of the second full calendar month following the date hereof (or if the date hereof is the first day of a calendar month, the first day of the next full calendar month following the date hereof), and the first day of every month thereafter, until and including the Maturity Date.

     "Pledge" shall mean that certain Pledge Agreement dated the date hereof made by the Sole Member in favor of Lender.

     "Prime Rate" shall means the rate of interest most recently announced by Lender at Chicago, Illinois as its prime or base rate. A certificate made by an officer of Lender stating the Prime Rate in effect on any given day, for the purposes hereof, shall be conclusive evidence of the Prime Rate in effect on such day. The "Prime Rate" is a base reference rate of interest adopted by Lender as a general benchmark from which Lender determines the floating interest rates chargeable on various loans to borrowers with varying degrees of creditworthiness and Borrower acknowledges and agrees that Lender has made no representations whatsoever that the "Prime Rate" is the interest rate actually offered by Lender to borrowers of any particular creditworthiness.

     "Prime Rate Spread" shall mean with respect to any applicable Interest Period, a spread equal to 3.00% per annum.

     "Property" shall mean collectively, the Southpointe Property and the Crawfordsville Property.

     "Security Instrument" shall have the meaning set forth in Article 7 hereof.

     "Sole Member" shall mean NNN South Crawford Member, LLC, a Delaware limited liability company.

     "Solvent" as used herein shall mean both (a) that the financial condition of Borrower is such that the sum of the Borrower's debts is less than the aggregate of, at fair valuation, all of the Borrower's property (exclusive of property transferred, canceled or removed with intent to hinder, delay or defraud the Borrower's creditors) and (b) that the Borrower is paying its debts as such debts become due, unless such debts are the subject of a bona fide dispute.

     "Working Day" shall mean any day on which dealings in foreign currencies and exchange are carried on in London, England and in New York, New York.

                             ARTICLE 2 PAYMENT TERMS

     (a) Borrower agrees to pay sums under this Note in installments as follows:

          (i) A payment on the date hereof of all interest that will accrue on the outstanding principal amount of this Note from and after the Closing Date through and including the last day of the month in which the Closing Date occurs;

          (ii) A payment of interest only on each Payment Date; and

          (iii) The outstanding principal sum and all interest thereon shall be due and payable on February 14, 2007 as such date may be extended pursuant to the terms of (c) below (the "Maturity Date") .

     (b) Interest on the principal sum of this Note shall be calculated at the Applicable Interest Rate on the basis of a three hundred sixty (360) day year based on the actual number of days elapsed.

     (c) Provided no Event of Default has occurred, Borrower shall have a single option to extend the Maturity Date to May 15, 2007 provided the following conditions are met:

          (i) On or before January 12, 2007 Borrower shall provide written notice to Lender of its exercise of the option to extend the Maturity Date;

          (ii) Borrower shall pay to Lender an extension fee in an amount equal to one-half of one percent (0.5%) of the outstanding principal balance of the Loan; and

          (iii) The minimum combined Debt Service Coverage Ratio, as determined by Lender, shall be 1.10:1.

                     ARTICLE 3 ADDITIONAL PAYMENT PROVISIONS

     (a) Interest shall be charged and payable on the outstanding principal amount of the Loan at a rate per annum equal to the Applicable Interest Rate, but in no event to exceed the maximum rate permitted under applicable law. Subject to the terms and conditions of the remainder of this Article 3, Borrower shall pay interest on the outstanding principal amount of the Loan at the Applicable Interest Rate for the applicable Interest Period. Any change in the rate of interest hereunder due to a change in the Applicable Interest Rate shall become effective as of the opening of business on the first day on which such change in the Applicable Interest Rate shall become effective. Each determination by Lender of the Applicable Interest Rate shall be conclusive and binding for all purposes, absent manifest error.

     (b) In the event that Lender shall have reasonably determined (which determination shall be conclusive and binding upon Borrower absent manifest error) that by reason of circumstances affecting the interbank eurodollar market, U.S. dollar deposits, in an amount approximately equal to the outstanding principal balance of the Loan, are not generally available at such time in the interbank eurodollar market or that adequate and reasonable means do not exist for ascertaining LIBOR, then Lender shall forthwith give notice by telephone of such determination, confirmed in writing, to Borrower at least one
(1) day prior to the last day of the related Interest Period. If such notice is given, the Loan shall bear interest at the Adjusted Prime Rate beginning on the first day of the next succeeding Interest Period.

     (c) If, pursuant to the terms of this Note, the Loan is bearing interest at the Adjusted Prime Rate and Lender shall reasonably determine (which determination shall be conclusive and binding upon Borrower absent manifest error) that the event(s) or circumstance(s) which resulted in such conversion shall no longer be applicable, Lender shall give notice thereof to Borrower by telephone of such determination, confirmed in writing, to Borrower at least one
(1) day prior to the last day of the related Interest Period. If such notice is given, the Loan shall bear interest at the Adjusted LIBOR Rate beginning on the first day of the next succeeding Interest Period. Notwithstanding any provision of this Note to the contrary, in no event shall Borrower have the right to elect to have the Loan bear interest at either the Adjusted LIBOR Rate or the Adjusted Prime Rate.

     (d) If the Loan is bearing interest at the Adjusted LIBOR Rate, all payments made by Borrower hereunder shall be made free and clear of, and without reduction for or on account of, Foreign Taxes, excluding, in the case of the Lender, taxes measured by its net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which the Lender is organized or any political subdivision thereof and, in the case of the Lender, taxes measured by its overall net income, and franchise taxes imposed on it, by the jurisdiction of the Lender's applicable lending office or any political subdivision thereof. If any non-excluded Foreign Taxes are required to be withheld from any amounts payable to Lender hereunder, the amounts so payable to Lender shall be increased to the extent necessary to yield to Lender (after payment of all non-excluded Foreign Taxes) interest or any such other amounts payable hereunder at the rate or in the amounts specified hereunder. Whenever any non-excluded Foreign Tax is payable pursuant to applicable law by Borrower, as promptly as possible thereafter, Borrower shall send to Lender an original official receipt, if available, or certified copy thereof showing payment of such non-excluded Foreign Tax. Borrower hereby indemnifies Lender for any incremental taxes, interest or penalties that may become payable by Lender which may result from any failure by Borrower to pay any such non-excluded Foreign Tax when due to the appropriate taxing authority or any failure by Borrower to remit to Lender the required receipts or other required documentary evidence. Lender's inability to notify Borrower of any such Foreign Tax in accordance with the immediately preceding sentence shall in no way relieve Borrower of its obligations under this paragraph.

     (e) If any requirement of law or any change therein, or in the interpretation or application thereof, shall hereafter make it unlawful for Lender in good faith to make or maintain the Loan bearing interest at the Adjusted LIBOR Rate, (i) the obligation of Lender hereunder to make the Loan bearing interest at the Adjusted LIBOR Rate shall be canceled forthwith and (ii) the Loan shall automatically bear interest at the Adjusted Prime Rate on the first day of the next succeeding Interest Period or within such earlier period as required by law. Borrower hereby agrees promptly to pay Lender, upon demand, any additional amounts necessary to compensate Lender for any costs incurred by Lender in making any conversion in accordance with this Note, including, without limitation, any interest or fees payable by Lender to lenders of funds obtained by it in order to make or maintain the Loan hereunder. Upon written demand from Borrower, Lender shall demonstrate in reasonable detail the circumstances giving rise to Lender's determination and the calculation substantiating the Adjusted Prime Rate and any additional costs incurred by Lender in making the conversion, which, upon written notice thereof from Lender, as certified to Borrower, shall be conclusive absent manifest error. In the event Lender shall determine in its good faith (which determination shall be conclusive and binding upon Borrower) that the aforesaid circumstances no longer exist, the Applicable Interest Rate shall be converted to the Adjusted LIBOR Rate effective as of the first day of the next succeeding Interest Period which occurs at least ten (10) Working Days after such determination by Lender.

     (f) In the event that any change in any requirement of law or in the interpretation or application thereof, or compliance in good faith by Lender with any request or directive (whether or not having the force of law) hereafter issued by any central bank or other Governmental Authority:

          (i) shall hereafter impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of Lender which is not otherwise included in the determination of LIBOR hereunder;

          (ii) shall hereafter have the effect of reducing the rate of return on Lender's capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender s policies with respect to capital adequacy) by any amount deemed by Lender to be material; or

          (iii) shall hereafter impose on Lender any other condition and the result of any of the foregoing is to increase the cost to Lender of making, renewing or maintaining loans or extensions of credit or to reduce any amount receivable hereunder, then, in any such case, Borrower shall promptly pay Lender, upon demand, any additional amounts necessary to compensate Lender for such additional cost or reduced amount receivable which Lender deems to be material as determined by Lender. If Lender becomes entitled to claim any additional amounts pursuant to this Paragraph (f), Lender shall provide Borrower with not less than ten (10) days written notice specifying in reasonable detail the event or circumstance by reason of which it has become so entitled and the additional amount required to fully compensate Lender for such additional cost or reduced amount. A certificate as to any additional costs or amounts payable pursuant to the foregoing sentence submitted by Lender to Borrower shall be conclusive in the absence of manifest error. This provision shall survive payment of this Note and the satisfaction of all other obligations of Borrower under this Note, the Security Instrument and the Other Security Documents.

     (g) Borrower agrees to indemnify Lender and to hold Lender harmless from any Breakage Costs. This provision shall survive payment of this Note in full and the satisfaction of all other obligations of Borrower under this Note, the Security Instrument and the Other Security Documents.

     (h) Lender will use reasonable efforts (consistent with legal and regulatory restrictions) to maintain the availability of the Adjusted LIBOR Rate and to avoid or reduce any increased or additional costs payable by Borrower under this Article 3, including, if requested by Borrower, a transfer or assignment of the Loan to a branch or office of Lender in another jurisdiction, or a redesignation of its lending office with respect to the Loan, in order to maintain the availability of the Adjusted LIBOR Rate or to avoid or reduce such increased or additional costs, provided that the transfer or assignment or redesignation (i) would not result in any additional costs, expenses or risk to Lender that are not reimbursed by Borrower and (ii) would not be disadvantageous in any other respect to Lender as determined by Lender in its sole discretion.

                       ARTICLE 4 DEFAULT AND ACCELERATION

     (a) The whole of the principal sum of this Note, (b) interest, default interest, late charges and other sums, as provided in this Note, the Security Instrument or the Other Security Documents, (c) all other monies agreed or provided to be paid by Borrower in this Note, the Security Instrument or the Other Security Documents, (d) all sums advanced pursuant to the Security Instrument to protect and preserve the Collateral (defined below) and the lien and the security interest created thereby, and (e) all sums advanced and costs and expenses incurred by Lender in connection with the Debt (defined below) or any part thereof, any renewal, extension, or change of or substitution for the Debt or any part thereof, or the acquisition or perfection of the security therefor, whether made or incurred at the request of Borrower or Lender (all the sums referred to in (a) through (e) above shall collectively be referred to as the "Debt") shall without notice become immediately due and payable at the option of Lender if any payment required in this Note is not paid within five
(5) days of the date the same is due or on the Maturity Date or on the happening of any other default, after the expiration of any applicable notice and grace periods, herein or under the terms of the Security Instrument or any of the Other Security Documents (collectively, an "Event of Default").

                           ARTICLE 5 DEFAULT INTEREST

     Borrower does hereby agree that upon the occurrence of an Event of Default, Lender shall be entitled to receive and Borrower shall pay interest on the entire unpaid principal sum at a rate equal to the lesser of (a) five percent (5%) plus the Applicable Interest Rate and (b) the maximum interest rate which Borrower may by law pay (the "Default Rate"). The Default Rate shall be computed from the occurrence of the Event of Default until the earlier of the date upon which the Event of Default is cured or the date upon which the Debt is paid in full. Interest calculated at the Default Rate shall be added to the Debt, and shall be deemed secured by the Security Instrument. This clause, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default.

                              ARTICLE 6 PREPAYMENT

     (a) Provided no Event of Default exists, the principal balance of this Note may be prepaid, in whole or in part, upon (i) written notice to Lender specifying the date of prepayment and the amount being prepaid, (ii) payment of all other sums then due under this Note, the Security Instrument and the Other Security Documents, and (iii) if the prepayment occurs on a date other than a Payment Date, payment of Breakage Costs and any other costs incurred by Lender in unwinding any interest rate hedging transaction entered into by Lender in connection with the determination of the Applicable Interest Rate, ((ii) and (iii), collectively, the "Prepayment Consideration"). Subject to Section (d) hereof, if a notice of prepayment is given by Borrower to Lender pursuant to this Article 6, the amount designated for prepayment and the other sums required under this Article 6 shall be due and payable on the proposed prepayment date.

     (b) Following an Event of Default and acceleration of this Note, if Borrower or anyone on Borrower's behalf makes a tender of payment of the amount necessary to satisfy the indebtedness evidenced by this Note and secured by the Security Instrument at any time prior to foreclosure sale (including, but not limited to, sale under power of sale under the Security Instrument), or during any redemption period after foreclosure, the tender of payment shall constitute an evasion of Borrower's obligation to pay any Prepayment Consideration due under this Note and such payment shall, therefore, to the maximum extent permitted by law, include a premium equal to the Prepayment Consideration that would have been payable on the date of such tender had this Note not been so accelerated.

     (c) Intentionally omitted.

     (d) Upon any sale of all or a portion of the Property by Borrower as permitted pursuant to the Security Instrument, Borrower shall pay to Lender all of the Net Sales Proceeds, which shall be applied first to all accrued but unpaid interest and any other sums then due hereunder, then to the outstanding principal balance of this Note. At Borrower's option, such Net Sales Proceeds may be held in escrow with the closing agent and paid to Lender on the next occurring Payment Date.

                               ARTICLE 7 SECURITY

     This Note is secured by the Security Instrument, the Pledge and the Other Security Documents. The term "Security Instrument" as used in this Note shall mean, collectively the Subordinate Mortgage, Security Agreement and Fixture Filing dated as of the date hereof given by Southpointe Borrower to Lender encumbering all of Southpointe Borrower's interest in the Southpointe Property, as more particularly described therein (collectively, the "Southpointe Collateral") and the Subordinate Mortgage, Security Agreement and Fixture Filing to be dated as of the date of closing of the Crawfordsville Senior Loan given by Crawfordsville Borrower to Lender encumbering all of the Crawfordsville Borrower's interest in the Crawfordsville Property, as more particularly described therein (collectively, the "Crawfordsville Collateral" and together with the Southpointe Collateral, the "Collateral"). The term "Other Security Documents" as used in this Note shall mean all and any of the documents other than this Note, the Pledge or the Security Instrument now or hereafter executed by Borrower and/or others and by or in favor of Lender, which wholly or partially secure or guarantee payment of this Note.

     All of the terms, covenants and conditions contained in the Security Instrument and the Other Security Documents are hereby made part of this Note to the same extent and with the same force as if they were fully set forth herein.

                            ARTICLE 8 SAVINGS CLAUSE

     This Note is subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance due hereunder at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the maximum interest rate which Borrower is permitted by applicable law to contract or agree to pay. If by the terms of this Note, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of such maximum rate, the Applicable Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the Debt, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Note until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate of interest from time to time in effect and applicable to the Debt for so long as the Debt is outstanding.

                              ARTICLE 9 LATE CHARGE

     If any sum payable under this Note is not paid prior to the fifth (5th) day after the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of three percent (3%) of the unpaid sum or the maximum amount permitted by applicable law to defray the expenses incurred by Lender in handling and processing the delinquent payment and to compensate Lender for the loss of the use of the delinquent payment and the amount shall be secured by the Security Instrument and the Other Security Documents.

                            ARTICLE 10 NO ORAL CHANGE

     This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

                     ARTICLE 11 JOINT AND SEVERAL LIABILITY

     If Borrower consists of more than one person or party, the obligations and liabilities of each person or party shall be joint and several.

                               ARTICLE 12 WAIVERS

     Borrower and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, protest and notice of protest and nonpayment and all other notices of any kind. No release of any security for the Debt or extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note, the Security Instrument or the Other Security Documents made by agreement between Lender or any other person or party shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower, and any other person or entity who may become liable for the payment of all or any part of the Debt, under this Note, the Security Instrument or the Other Security Documents. No notice to or demand on Borrower shall be deemed to be a waiver of the obligation of Borrower or of the right of Lender to take further action without further notice or demand as provided for in this Note, the Security Instrument or the Other Security Documents. If Borrower is a partnership, the agreements herein contained shall remain in force and applicable, notwithstanding any changes in the individuals comprising the partnership. If Borrower is a corporation, the agreements contained herein shall remain in full force and applicable notwithstanding any changes in the shareholders comprising, or the officers and directors relating to, the corporation. If Borrower is a limited liability company, the agreements contained herein shall remain in full force and applicable notwithstanding any changes in the members comprising, or the managers, officers or agents relating to, the limited liability company. The term "Borrower", as used herein, shall include any alternate or successor partnership, corporation, limited liability company or other entity or person to the Borrower named herein, but any predecessor partnership (and their partners), corporation, limited liability company, other entity or person shall not thereby be released from any liability. Nothing in this Article 12 shall be construed as a consent to, or a waiver of, any prohibition or restriction on transfers of interests in such entities which may be set forth in the Security Instrument or any Other Security Document.

                               ARTICLE 13 TRANSFER

     Lender may, at any time, sell, transfer or assign this Note, the Security Instrument and the Other Security Documents, and any or all servicing rights with respect thereto, or grant participations therein or issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement (the "Securities"). Lender may forward to each purchaser, transferee, assignee, servicer, participant, investor in such Securities or any Rating Agency rating such Securities (collectively, the "Investor") and each prospective Investor, all documents and information which Lender now has or may hereafter acquire relating to the Debt and to Borrower, any guarantor and the Collateral, whether furnished by Borrower, any guarantor or otherwise, as Lender determines necessary or desirable. Borrower and any guarantor agree to cooperate with Lender in connection with any transfer made or any Securities, including, without limitation, the delivery of an estoppel certificate in accordance therewith, and such other documents as may be reasonably requested by Lender. Borrower shall also furnish and Borrower and any guarantor consent to Lender furnishing to such Investors or such prospective Investors any and all information concerning the Collateral, the financial condition of Borrower and any guarantor as may be requested by Lender, any Investor or any prospective Investor in connection with any sale, transfer or participation interest. Lender may retain or assign responsibility for servicing the Loan, including the Note, the Security Instrument, the Security Instrument and the Other Security Documents, or may delegate some or all of such responsibility and/or obligations to a servicer including, but not limited to, any subservicer or master servicer. Lender may make such assignment or delegation on behalf of the Investors if the Note is sold or this Agreement or the Other Security Documents are assigned. All references to Lender herein shall refer to and include any such servicer to the extent applicable.

                       ARTICLE 14 WAIVER OF TRIAL BY JURY

     BORROWER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN EVIDENCED BY THIS NOTE, THE APPLICATION FOR THE LOAN EVIDENCED BY THIS NOTE, THIS NOTE, THE SECURITY INSTRUMENT OR THE OTHER SECURITY DOCUMENTS OR ANY ACTS OR OMISSIONS OF LENDER, ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION THEREWITH.

                              ARTICLE 15 AUTHORITY

     Borrower (and the undersigned representative of Borrower, if any) represents that Borrower has full power, authority and legal right to execute and deliver this Note, the Security Instrument and the Other Security Documents and that this Note, the Security Instrument and the Other Security Documents constitute valid and binding obligations of Borrower.

                            ARTICLE 16 APPLICABLE LAW

     This Note shall be deemed to be a contract entered into pursuant to the laws of the State of Indiana and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State of Indiana.

                             ARTICLE 17 COUNSEL FEES

     In the event that it should become necessary to employ counsel to collect the Debt or to protect or foreclose the security therefor, Borrower also agrees to pay all reasonable fees and expenses of Lender, including, without limitation, reasonable attorney's fees for the services of such counsel whether or not suit be brought.

                               ARTICLE 18 NOTICES

     All notices or other written communications to Borrower or Lender hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person with receipt acknowledged by the recipient thereof, (ii) one (1) Business Day after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed to Borrower or Lender at their addresses set forth in the Security Instrument or addressed as such party may from time to time designate by written notice to the other parties. Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

                            ARTICLE 19 MISCELLANEOUS

     (a) Wherever pursuant to this Note (i) Lender exercises any right given to it to approve or disapprove, (ii) any arrangement or term is to be satisfactory to Lender, or (iii) any other decision or determination is to be made by Lender, the decision of Lender to approve or disapprove, all decisions that arrangements or terms are satisfactory or not satisfactory and all other decisions and determinations made by Lender, shall be in the sole and absolute discretion of Lender and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

     (b) Wherever pursuant to this Note it is provided that Borrower pay any costs and expenses, such costs and expenses shall include, but not be limited to, reasonable legal fees and disbursements of Lender.

                             ARTICLE 20 DEFINITIONS

     All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Security Instrument. Whenever used, the singular number shall include the plural, the plural number shall include the singular, and the words "Lender" and "Borrower" shall include their respective successors, assigns, heirs, executors and administrators.

                             ARTICLE 21 EXCULPATION

     Except as otherwise provided herein or in the Security Instrument, Lender shall not enforce the liability and obligation of Borrower, to perform and observe the obligations contained in this Note or the Security Instrument by any action or proceeding wherein a money judgment shall be sought against Borrower or any partner or member of Borrower, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon this Note or the Security Instrument, and the interests in the Collateral; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower or any partner or member of Borrower only to the extent of Borrower's interest in the Collateral, and Lender, by accepting this Note and the Security Instrument, agrees that it shall not sue for, seek or demand any deficiency judgment against Borrower or any partner or member of Borrower, in any such action or proceeding, under or by reason of or in connection with this Note or the Security Instrument. The provisions of this paragraph shall not, however, (i) constitute a waiver, release or impairment of any obligation evidenced or secured by the Security Instrument; (ii) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under the Security Instrument; (iii) affect the validity or enforceability of any guaranty made in connection with this Note or the Security Instrument; (iv) impair the right of Lender to obtain the appointment of a receiver; (v) impair the enforcement of any assignment; or (vi) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower or any partner or member of Borrower, by money judgment or otherwise, to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including attorneys' fees and costs reasonably incurred) arising out of or in connection with the following:

     (i) Borrower's failure to deliver to Lender the Net Sales Proceeds as required hereunder or pursuant to the Security Instrument;

     (ii) fraud or intentional misrepresentation by Borrower in connection with the Loan;

     (iii) willful misconduct of Borrower in connection with the Loan;

     (iv) the filing by Borrower of an action for partition, or any similar action with respect to the Property (as defined in the Security Instrument) which action is not dismissed within sixty (60) days; or

     (v) the breach by Borrower of any representation, warranty, covenant or indemnification provision in the Mortgage Loan Documents (as defined in the Security Instrument) concerning environmental laws, hazardous substances and asbestos and any indemnification of Lender with respect thereto in any such document.

     Notwithstanding anything to the contrary in this Note or the Security Instrument (i) the Loan shall be fully recourse to Borrower; and (ii) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code ("Bankruptcy Code") to file a claim for the full amount of the Loan or to require that all collateral shall continue to secure all of the Loan owing to Lender in accordance with this Note or the Security Instrument, in the event of:
(i) (A) Borrower filing a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (B) the filing by any Person of an involuntary petition against Borrower under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law in which Borrower colludes with, or otherwise assists such Person, which action is not dismissed within sixty (60) days of such filing, or soliciting or causing to be solicited petitioning creditors for any involuntary petition against Borrower; (C) Borrower filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (D) Borrower consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for Borrower or any portion of the Collateral; (E) Borrower making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due; (ii) Borrower failing to provide financial information or to maintain its status as a Special Purpose Entity, in each case as required by, and in accordance with, the terms and provisions of the Security Instrument; or (iii) Borrower failing to obtain Lender's prior written consent to any transfer by Borrower of an interest in the Collateral or of an ownership interest in Borrower as required by the Security Instrument.

                            ARTICLE 22 SUBORDINATION

If, for any reason whatsoever, the Southpointe Borrower is now or hereafter becomes indebted to Crawfordsville Borrower or the Crawfordsville Borrower is now or hereafter becomes indebted to the Southpointe Borrower:

     (a) such indebtedness and all interest thereon and all liens, security interests and rights now or hereafter existing with respect to property of the Borrower securing same shall, at all times, be subordinate in all respects to the Senior Loan and Loan and to all liens, security interests and rights now or hereafter existing to secure the Senior Loan and Loan;

     (b) Southpointe Borrower shall not be entitled to enforce or receive payment, directly or indirectly, of any such indebtedness of the Crawfordsville Borrower to Southpointe Borrower until the Senior Loan and Loan have been fully and finally paid; and

     (c) Crawfordsville Borrower shall not be entitled to enforce or receive payment, directly or indirectly, of any such indebtedness of the Southpointe Borrower to Crawfordsville Borrower until the Senior Loan and Loan have been fully and finally paid.

                            ARTICLE 23 COMMITMENT FEE

     Notwithstanding anything herein to the contrary, Borrower acknowledges that on the date hereof, it shall pay to Lender, as material consideration for Lender's agreement to make the Loan, a Commitment Fee of $16,765.00. Such payment is earned, due and payable on the date hereof, and payment of such Commitment Fee shall not be deemed a repayment of principal or interest hereunder.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, Borrower has duly executed this Note as of the day and year first above written.

                                        NNN SOUTHPOINTE, LLC,
                                        a Delaware limited liability company

                                        By: Triple Net Properties, LLC, a
                                            Virginia limited liability company,
                                            its manager


                                        By: /s/ Louis Rogers
                                            ------------------------------------
                                        Name: Louis Rogers
                                        Title: President


                                        NNN CRAWFORDSVILLE, LLC,
                                        a Delaware limited liability company

                                        By: Triple Net Properties, LLC, a
                                            Virginia limited liability company,
                                            its manager


                                        By: /s/ Louis Rogers
                                            ------------------------------------
                                        Name: Louis Rogers
                                        Title: President